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                                                                    EXHIBIT 99.1

                              [VISTEON LETTERHEAD]

NEWS RELEASE

FOR IMMEDIATE RELEASE


VISTEON DECLARES SECOND QUARTER DIVIDEND

DEARBORN, Mich., April 11, 2001 -- The Board of Directors of Visteon Corporation (NYSE: VC) has declared a quarterly dividend of $0.06 per share on the company's common stock. The dividend is payable on June 1, 2001, to shareholders of record as of May 2, 2001. This is Visteon's fourth dividend announcement since it became an independent, publicly traded company in June 2000.

Visteon Corporation is a leading full-service supplier that delivers consumer-driven technology solutions to automotive manufacturers worldwide and through multiple channels within the global automotive aftermarket. Visteon has 82,000 employees and a global delivery system of more than 130 technical, manufacturing, sales, and service facilities located in 25 countries.

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      Visteon news releases, photographs and product specification details are available at www.visteon.com


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